Exhibit 99.1

LightPath Technologies Announces $100 Million Registered Direct Primary and Secondary Offering of Class A Common Stock

ORLANDO, FL – June 2, 2026 - LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” “we,” or “our”), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced that the Company and North Run Strategic Opportunities Fund I, LP (the “Selling Stockholder”) have entered into a securities purchase agreement with certain institutional investors for the purchase and sale of 7,142,800 shares of the Company’s Class A common stock, of which 3,571,400 shares of Class A common stock are being sold by the Company (the “Primary Offering”) and 3,571,400 shares of Class A common stock are being sold by the Selling Stockholder (the “Secondary Offering” and, together with the Primary Offering, the “Offering”), each at an offering price of $14.00 per share, resulting in gross proceeds to the Company of $50 million.

The Company intends to use the net proceeds from the Primary Offering for working capital, investments, acquisitions, and general corporate purposes. The Company will not receive any proceeds from the Secondary Offering. The Offering is expected to close on or about June 3, 2026, subject to the satisfaction of customary closing conditions.

Craig-Hallum is acting as sole placement agent for the Offering.

The Primary Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-291717) that was declared effective by the Securities and Exchange Commission (“SEC”) on December 10, 2025, and the Secondary Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-286947) that was declared effective by the SEC on May 12, 2025. A final prospectus supplement with the final terms of the Offering will be filed with the SEC and will be available for free on the SEC’s website, located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectuses relating to the Offering may be obtained, when available, from Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 323 North Washington Ave., Suite 300, Minneapolis, MN 55401, by telephone at (612) 334-6300 or by email at prospectus@chlm.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath’s family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials - sold under exclusive license from the U.S. Naval Research Laboratory - to complete infrared optical systems and thermal imaging assemblies. The Company’s primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, New Hampshire, Latvia and China.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, without limitation, statements regarding the satisfaction of customary closing conditions related to the Offering and the anticipated use of proceeds. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the likelihood that the impact of varying demand for the Company products; the U.S. government’s initiatives to move away from using optical systems from certain foreign nations; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; the Company’s reliance on a few key customers; the ability of the Company to obtain needed raw materials and components from its suppliers; the impact that international tariffs may have on our business and results of operations; the impact of political and other risks as a result of our sales to internal customers and/or our sourcing of materials from international suppliers; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions, the Russian-Ukraine conflict, and the Hamas-Israel war; the effects of steps that the Company could take to reduce operating costs; and those factors detailed by the Company in its public filings with the SEC, including its Annual Report on Form 10-K and other filings with the SEC. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Lucas A. Zimmerman

MZ Group - MZ North America

LPTH@mzgroup.us

949-259-4987